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                                                                    EXHIBIT 23.2






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 19, 1999 (except for Note K, as to which the date is July 31, 1999), accompanying the financial statements and schedules of StupidPC, Inc. contained in the Form SB-2, Registration Statement under the Securities Act of 1933 and in the Prospectus which forms a part of that Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Atlanta, Georgia
November 2, 1999